Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the Kemper Target Equity Fund - Retirement Fund Series I dated September 16, 1999 in the Registration Statement (Form N-1A) of Kemper Target 2010 Fund (formerly Kemper Target Equity Fund - Retirement Fund Series I) and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-30876) and this Amendment No. 30 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5896).




                                                               ERNST & YOUNG LLP
Chicago, Illinois
November 11, 1999